EXHIBIT 5.1



                      [Letterhead of Shearman & Sterling]



                                  May 31, 2001


Board of Directors
Viacom Inc.
1515 Broadway
New York, NY 10036

                    Viacom Inc. and Viacom International Inc.
                    -----------------------------------------

Ladies and Gentlemen:

              We have acted as counsel for Viacom Inc. (the "Company") and Viacom International Inc. (the "Guarantor") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate offering price of up to $5,000,000,000 or the equivalent thereof in one or more foreign currencies: (i) senior debt securities, including the guarantees endorsed thereon, if any, issued under the 1995 Senior Indenture (as defined below) (the "1995 Senior Debt"); (ii) senior debt securities, including the guarantees endorsed thereon, if any, issued under the 2001 Senior Indenture (as defined below) (the "2001 Senior Debt"); (iii) senior subordinated debt securities, including the guarantees endorsed thereon, if any, issued under the 2001 Senior Subordinated Indenture (as defined below) (the "2001 Senior Subordinated Debt", and together with the 1995 Senior Debt and 2001 Senior Debt, the "Debt Securities"); (iv) preferred stock (the "Preferred Stock"), including the guarantees related thereto, if any (the "PS Guarantees"); (v) warrants to purchase Debt Securities (the "Debt Warrants"); (vi) warrants to purchase Preferred Stock (the "PS Warrants"); and (vii) common stock (the "Common Stock") which may be issued upon conversion of the Debt Securities or Preferred Stock. The Debt Securities, the Preferred Stock, the Warrants and the Common Stock are collectively referred to as the "Securities".

              The 1995 Senior Debt will be issued in one or more series pursuant to the Indenture dated as of May 15, 1995, as supplemented by the First Supplemental Indenture dated as of May 24, 1995, as supplemented and amended by the Second Supplemental Indenture and Amendment No. 1 thereto, dated as of December 15, 1995, as supplemented by the Third Supplemental Indenture, dated as of July 22, 1996, as supplemented by the Fourth Supplemental Indenture, dated as of August 1, 2000, as supplemented by the Fifth Supplemental Indenture dated as of January 17, 2001, as supplemented by the Sixth Supplemental Indenture dated as of

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May 17, 2001 and as further supplemented by the Seventh Supplemental Indenture dated as of May 31, 2001 (as so amended and supplemented, the "1995 Senior Indenture") among the Company, the Guarantor, and Citibank, N.A., as successor to State Street Bank and Trust Company and The First National Bank of Boston, trustee (the "1995 Senior Trustee"). The 2001 Senior Debt will be issued in one or more series pursuant to a senior indenture (the "2001 Senior Indenture") to be entered into between the Company, the Guarantor and The Bank of New York, as trustee (the "2001 Senior Trustee"). The 2001 Senior Subordinated Debt will be issued in one or more series pursuant to a senior subordinated indenture (the "2001 Senior Subordinated Indenture") to be entered into between the Company, the Guarantor and The Bank of New York, as trustee (the "Senior Subordinated Trustee"). The Debt Warrants will be issued under one or more warrant agreements (each, a "Debt Warrant Agreement"), each to be entered into between the Company and, if applicable, the Guarantor and a financial institution identified therein as the warrant agent (each, a "Debt Warrant Agent"). The PS Warrants will be issued under one or more warrant agreements (each, a "PS Warrant Agreement"), to be entered into between the Company and a financial institution identified therein as the warrant agent (each, a "PS Warrant Agent").

              In our capacity as counsel to the Company we have examined (i) the Registration Statement, (ii) the 1995 Senior Indenture filed as an exhibit to the Registration Statement, (iii) the form of 2001 Senior Indenture filed as an exhibit to the Registration Statement, (iv) the form of 2001 Senior Subordinated Indenture filed as an exhibit to the Registration Statement, (v) the forms of Warrant Agreement filed as exhibits to the Registration Statement and (vi) the originals, or copies identified to our satisfaction, of such corporate records of Viacom, certificates of public officials, officers of Viacom and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

              In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of Viacom and others.

              Our opinions set forth below are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States and we do not express any opinion herein concerning any other laws.

              Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

              1. The 1995 Senior Indenture has been duly authorized by the Company, the Guarantor and the 1995 Senior Trustee, and constitutes a valid and legally binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor, as the case may be, in accordance with its terms.


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              2. The 1995 Senior Debt has been duly authorized and, when (i) the final terms thereof have been duly established and approved and (ii) the 1995 Senior Debt has been duly executed by the Company and, if applicable, the Guarantor, and authenticated by the 1995 Senior Trustee in accordance with the 1995 Senior Indenture and delivered to and paid for by the purchasers thereof, the 1995 Senior Debt will constitute valid and legally binding obligations of the Company and, if applicable, the Guarantor, enforceable against the Company and the Guarantor, as the case may be, in accordance with the terms thereof and will be entitled to the benefits of the 1995 Senior Indenture.

              3. The 2001 Senior Indenture has been duly authorized and, when duly executed and delivered by the Company and the Guarantor and duly authorized, executed and delivered by the 2001 Senior Trustee, the 2001 Senior Indenture will constitute a valid and legally binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor, as the case may be, in accordance with its terms.

              4. The 2001 Senior Debt has been duly authorized and, when (i) the final terms thereof have been duly established and approved and (ii) the 2001 Senior Debt has been duly executed by the Company and, if applicable, the Guarantor, and authenticated by the 2001 Senior Trustee in accordance with the 2001 Senior Indenture and delivered to and paid for by the purchasers thereof, the 2001 Senior Debt will constitute valid and legally binding obligations of the Company and, if applicable, the Guarantor, enforceable against the Company and the Guarantor, as the case may be, in accordance with the terms thereof and will be entitled to the benefits of the 2001 Senior Indenture.

              5. The 2001 Senior Subordinated Indenture has been duly authorized and, when duly executed and delivered by the Company and the Guarantor and duly authorized, executed and delivered by the 2001 Senior Subordinated Trustee, the 2001 Senior Subordinated Indenture will constitute a valid and legally binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor, as the case may be, in accordance with its terms.

              6. The 2001 Senior Subordinated Debt has been duly authorized and, when (i) the final terms thereof have been duly established and approved and
(ii) the 2001 Senior Subordinated Debt has been duly executed by the Company and, if applicable, the Guarantor, and authenticated by the 2001 Senior Subordinated Trustee in accordance with the 2001 Senior Subordinated Indenture and delivered to and paid for by the purchasers thereof, the 2001 Senior Subordinated Debt will constitute valid and legally binding obligations of the Company and, if applicable, the Guarantor, enforceable against the Company and the Guarantor, as the case may be, in accordance with the terms thereof and will be entitled to the benefits of the 2001 Senior Subordinated Indenture.

              7. The Debt Warrant Agreements have been duly authorized and, when duly executed and delivered by the Company and, if applicable, the Guarantor and duly authorized, executed and delivered by the applicable Debt Warrant Agent, the Debt Warrant Agreements will constitute valid and legally binding obligations of the Company and, if applicable, the Guarantor


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enforceable against the Company and the Guarantor, as the case may be, in accordance with their respective terms.

              8. The Debt Warrants have been duly authorized and, when (i) the final terms thereof have been duly established and approved and (ii) certificates representing the Debt Warrants have been duly executed by the Company and, if applicable, the Guarantor and countersigned by the applicable Debt Warrant Agent in accordance with the applicable Debt Warrant Agreement and delivered to and paid for by the purchasers thereof, the Debt Warrants will constitute valid and legally binding obligations of the Company and, if applicable, the Guarantor enforceable against the Company and the Guarantor, as the case may be, in accordance with the terms thereof and will be entitled to the benefits of the applicable Debt Warrant Agreement.

              9. The PS Warrant Agreement has been duly authorized and, when duly executed and delivered by the Company and duly authorized, executed and delivered by the applicable PS Warrant Agent, the PS Warrant Agreement will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

              10. The PS Warrants have been duly authorized and, when (i) the final terms thereof have been duly established and approved and (ii) certificates representing the PS Warrants have been duly executed by the Company and countersigned by the applicable PS Warrant Agent in accordance with the applicable PS Warrant Agreement and delivered to and paid for by the purchasers thereof, the PS Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the applicable PS Warrant Agreement.

              11. The Preferred Stock has been duly authorized and, (i) when the final terms thereof have been duly established and approved, (ii) certificates representing the Preferred Stock have been duly executed by the Company and delivered to and paid for by the purchasers thereof and (iii) all corporate action necessary for issuance of the Preferred Stock has been taken, including the adoption of a Certificate of Designations relating thereto, the Preferred Stock will be validly issued, fully paid and non-assessable.

              12. When the PS Guarantees have been duly authorized and executed by the Guarantor, the final terms thereof have been duly established and approved and the PS Guarantees are delivered to and paid for by the purchasers thereof, the PS Guarantees will constitute valid and legally binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms.

              13. The Common Stock has been duly authorized and, when (i) the final terms thereof have been duly established and approved and (ii) certificates representing the Common

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Stock have been duly executed by the Company and delivered to and paid for by the purchasers thereof, the Common Stock will be validly issued, fully paid and non-assessable.

              The opinions set forth in paragraphs 1. through 10. and 12. above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

              We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.


                                                Very truly yours,